EX-33.3
(logo) J.E. ROBERT
COMPANIES

15455 Dallas Parkway, 6th Floor
Addison, TX 75001

tel 976.764.5248
fax 972.764.5101


Certification Regarding Compliance with Applicable Servicing Criteria

1. J.E. Robert Company, Inc. ("JER") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for which JER acted as special servicer involving commercial real estate mortgage loans; other than transactions registered before January 1, 2006, prior to required compliance with Regulation AB (the "Platform");

2. Except as set forth in paragraph 3 below, JER used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to JER based on the activities it performs with respect to the Platform;

4. JER has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

5. JER has not identified and is not aware of any material instance of noncompliance with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

6. Reznick Group, a registered public accounting firm, has issued an attestation report on JER's assessment of compliance with the applicable servicing criteria for the Reporting Period.


March 4, 2008

J.E. Robert Company, Inc.

By: /s/ Michael F. Cocanougher
Name: Michael F. Cocanougher
Title: Director


(page)


APPENDIX A


                                                                                                          INAPPLICABLE
                                                                      APPLICABLE                            SERVICING
                             SERVICING CRITERIA                    SERVICING CRITERIA                       CRITERIA


                                                                                                    Performed by
                                                                                  Performed         subservicer(s)  NOT
                                                                                  by                or vendor(s)    performed by
                                                                                  Vendor(s)         for which       JER or by
                                                                  Performed       for which         JER is NOT      subservicer(s)
                                                                  Directly        JER is the        the             or vendor(s)
                                                                  by              Responsible       Responsible     retained by
Reference                        Criteria                         JER             Party             Party^1         JER^2

                   General Servicing Considerations

1122(d)(1)(i)      Policies and procedures are instituted            X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities              X
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
                   activities.


1122(d)(1)(iii)    Any requirements in the transaction                                                                  X
                   agreements to maintain a back-up servicer
                   for the pool assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                    X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.



                   Cash Collection and Administration

1122(d)(2)(i)      Payments on pool assets are deposited             X
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on           X
                   behalf of an obligor or to an investor are
                   made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees                   X
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed and approved as specified in
                   the transaction agreements.

1122(d)(2)(iv)     The related accounts for the                      X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at           X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1)
                   of the Securities Exchange Act.

                                                                                                          INAPPLICABLE
                                                                      APPLICABLE                            SERVICING
                             SERVICING CRITERIA                    SERVICING CRITERIA                       CRITERIA


                                                                                                    Performed by
                                                                                  Performed         subservicer(s)  NOT
                                                                                  by                or vendor(s)    performed by
                                                                                  Vendor(s)         for which       JER or by
                                                                  Performed       for which         JER is NOT      subservicer(s)
                                                                  Directly        JER is the        the             or vendor(s)
                                                                  by              Responsible       Responsible     retained by
Reference                        Criteria                         JER             Party             Party^1         JER^2

1122(d)(2)(vi)     Unissued checks are safeguarded so as             X
                   to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a                 X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A) mathematically
                   accurate; (B) prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
                   agreements.



                   Investor Remittances and Reporting

1122(d)(3)(i)      Reports to investors, including those                                                                X
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations;
                   and (D) agree with investors' or the
                   trustee's records as to the total unpaid
                   principal balance and number of pool
                   assets serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated                                                               X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are                                                                X
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the                                                                X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.



                   Pool Asset Administration

1122(d)(4)(i)      Collateral or security on pool assets             X
                   is maintained as required by the
                   transaction agreements or related mortgage
                   loan documents.

1122(d)(4)(ii)     Pool asset and related documents are              X
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals or                        X
                   substitutions to the asset pool are made,
                   reviewed and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)     Payments on pool assets, including any            X
                   payoffs, made in accordance with related
                   pool asset documents are posted to the
                   Servicer's obligor records maintained no
                   more than two business days after
                   receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest or
                   other items (e.g., escrow) in accordance
                   with the related pool asset documents.

                                                                                                          INAPPLICABLE
                                                                      APPLICABLE                            SERVICING
                             SERVICING CRITERIA                    SERVICING CRITERIA                       CRITERIA


                                                                                                    Performed by
                                                                                  Performed         subservicer(s)  NOT
                                                                                  by                or vendor(s)    performed by
                                                                                  Vendor(s)         for which       JER or by
                                                                  Performed       for which         JER is NOT      subservicer(s)
                                                                  Directly        JER is the        the             or vendor(s)
                                                                  by              Responsible       Responsible     retained by
Reference                        Criteria                         JER             Party             Party^1         JER^2


1122(d)(4)(v)      The Servicer's records regarding the                                                                 X
                   pool assets agree with the Servicer's
                   records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or              X
                   status of an obligor's pool assets (e.g.,
                   loan modifications or re-agings) are
                   made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions               X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts            X
                   are maintained during the period a pool
                   asset is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent pool assets including, for
                   example, phone calls, letters and
                   payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates                                                               X
                   of return for pool assets with variable
                   rates are computed based on the related
                   [pool asset] documents.

1122(d)(4)(x)      Regarding any funds held in trust for                                                                X
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's pool asset documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable pool asset
                   documents and state laws; and (C) such
                   funds are returned to the obligor within
                   30 calendar days of full repayment of the
                   related pool assets, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor                                                                X
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the Servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in                                                                        X
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   Servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an                                                                   X
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the Servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and                                                                       X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
                   transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other                                                                    X
                   support identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
                   forth in the transaction agreements.

1 Check only those criteria which are performed by subservicer(s) or vendor(s) retained by JER.

2 Check only those criteria which JER does NOT (i) perform directly, (ii) take responsibility for the performance of by a Vendor, or
(iii) retain subservicer(s) or vendor(s) to perform.